SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): December 17, 2010

                        Biggest Little Investments L.P.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
--------------------------    ----------------------    ---------------------
(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



 3702 S. Virginia St., Unit G2
          Reno, Nevada                                           89502
--------------------------------                         --------------------
(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
             ---------------------------------------------------
             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Ruled 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))
?

ITEM 8.01. Other Events.

     On December 17, 2010, Biggest Little Investments, L.P. (the ?Partnership?) participated in first and second senior credit facilities with a group led by a major bank in the aggregate amount of $75 million (the ?Credit Facility?) to a new casino being developed in Grand Falls, Iowa (the ?Borrower?). The Partnership?s commitment to the Credit Facility is $3 million under the first lien senior credit facility consisting of a $40 million term loan and a $10 million revolving loan (the ?First Facility?), and $1.5 million under the second lien senior credit facility consisting of a $25 million term loan (the ?Second Facility?). The Credit Facility may be utilized by the Borrower for a portion of development and construction costs of the casino (the ?Project?), to pay for fees and expenses in connection with the Project and for initial working capital needs after completion of the Project.

     The First Facility matures on December 17, 2014; the Second Facility matures on December 17, 2015. Borrowings are secured by liens on all present and future equity interests of the Borrower and guarantors, substantially all of the real and personal property of the Borrower and guarantors and all products, profits, rents and proceeds of the foregoing. The Credit Facility is guaranteed by the Borrower?s parent company and affiliates of the Borrower have signed a completion guaranty on the Project.

     The Credit Facility contains covenants customary and typical for a facility of this nature, including, but not limited to, covenants restricting the use of proceeds, the Borrower?s ability to merge, transfer ownership, incur additional indebtedness, encumber assets and make certain investments. The Credit Facility also contains covenants that allow the lead lender to monitor construction of the Project, as well as covenants requiring that the Borrower maintain certain minimum financial ratios.

     The available commitment under the revolving loan is subject to quarterly reductions commencing on the earlier of either the second full quarter after the completion of the Project or March 30, 2012. The Borrower may permanently reduce the maximum commitment available and the revolving loan may be prepaid without penalty at any time after December 10, 2012 (certain LIBOR breakage costs and call protection fees are applicable prior to December 17, 2012).

     The Borrower paid various one-time fees and other loan costs upon the closing of the Credit Facility.

     At the Borrower?s option, the First Facility will bear interest based either on a base rate (as defined in the Credit Facility agreement) plus an interest rate margin of 6.00%, or on one, three or six-month LIBOR rate plus an interest rate margin of 7.00% (in no event shall LIBOR be less than 2.00%). The First Facility will bear a 1.50% upfront fee and a 2.00% annual non-usage fee payable to the Partnership; such funds are to be totally advanced by August 15, 2011. The Second Facility will bear interest at a rate of 15.00%. Interest started accruing on December 17, 2010 and may not be prepaid until the First Facility is paid off. Any pre-payment on the Second Facility prior to December 10, 2013 is subject to call protection fees. The Second Facility may only be drawn on after an initial $50 million in Borrower equity is spent on the construction of the casino project. The First Facility may only be drawn on after the Second Facility has been fully drawn on.

     All participants, including the Partnership, executed an intercreditor agreement concerning the sharing of collateral contributions among the participants.

                                    -2-

     The Partnership?s General Partner will receive a mortgage placement fee of 1.5% of the Partnership?s total commitment under the Credit Facility for its services in connection with the placement of the Credit Facility.


























































                                    -3-?

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of December, 2010.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                              Ben Farahi
                                              Manager












































                                   -4-